                                                                     EXHIBIT 11

                                       TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES

                                            COMPUTATION OF EARNINGS PER SHARE
                                     (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                                                                              Nine Months Ended
                                                                                                 September
                                                                                       -------------------------------
                                                                                         1997                   1996
                                                                                       --------               --------
ADJUSTMENTS TO NET INCOME (LOSS):
   Net income (loss) before extraordinary items                                        $(68,751)              $(18,750)
   Preferred stock dividend requirements                                                (11,607)               (12,680)
   Special dividend requirement relating to redemption
      of 12% Preferred Stock                                                                 --                (20,001)
                                                                                       --------               --------
   Loss before extraordinary items applicable to common
      stock for primary calculation                                                     (80,358)               (51,431)
   Extraordinary item                                                                   (10,922)                (7,420)
                                                                                       --------               --------
   Net income (loss) applicable to common stock for primary
      calculation                                                                       (91,280)               (58,851)
   Fully diluted adjustment - dividend requirements on
      8% Preferred Stock assumed to be converted                                         11,607                  8,137
                                                                                       --------               --------
   Net income (loss) applicable to common stock for
      fully diluted calculation                                                        $(79,673)              $(50,714)
                                                                                       ========               ========

ADJUSTMENTS TO OUTSTANDING SHARES:
   Average number of shares of common stock<F1>                                          52,018                 43,169
   Primary Adjustments
      Incremental shares associated with the assumed
              exercise of options and warrants<F2>                                          703                  1,438
                                                                                       --------               --------
   Total average number of common and common equivalent
       shares used for primary calculation                                               52,721                 44,607
                                                                                       ========               ========

   Average number of shares of common stock<F1>                                          52,018                 43,169
   Fully Diluted Adjustments
      Incremental shares associated with the assumed
          exercise of options and warrants<F2>                                              899                  1,438
      Common shares assumed to be issued upon conversion
          of 8% Preferred Stock                                                           9,545                  6,696
                                                                                       --------               --------
   Total average number of common and common equivalent
      shares for fully diluted calculation                                               62,462                 51,303
                                                                                       ========               ========

PER SHARE AMOUNTS:
   Loss before extraordinary item and special preferred dividend
      Average number of shares of Common Stock                                         $  (1.54)              $  (0.73)
      Primary<F3>                                                                      $  (1.52)              $  (0.70)
      Fully diluted<F3>                                                                $  (1.10)              $  (0.45)
   Net loss
      Average number of shares of Common Stock                                         $  (1.75)              $  (1.36)
      Primary<F3>                                                                      $  (1.73)              $  (1.32)
      Fully diluted<F3>                                                                $  (1.28)              $  (0.99)

------------
<F1>  Includes 6,249 shares for the nine months ended September 30, 1997 and
      5,640 shares for the nine months ended September 30, 1996, of Employee Preferred Stock which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

<F2>  Pursuant to an employee stock incentive plan (ESIP or the Plan), the
      Company is required to distribute additional shares of common stock and Employee Preferred Stock as a result of the distribution of additional shares following the effective date of the '95 Reorganization. The Company distributed 931,604 additional shares in July 1997 under this provision. Additionally, the ESIP provides that, beginning in 1997, employees may significantly increase their ownership, through grants or purchases, as set forth in the Plan. The earnings (loss) per share computations do not give any effect to the potential issuances of these shares.

<F3>  As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% Preferred Stock are antidilutive, these amounts are not presented in the accompanying condensed statements of consolidated operations.

                                                                     EXHIBIT 11

                                 TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES

                                      COMPUTATION OF EARNINGS PER SHARE
                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                                                                                   Three Months Ended
                                                                                                        September
                                                                                              ----------------------------
                                                                                                1997                1996
                                                                                              -------             --------
ADJUSTMENTS TO NET INCOME (LOSS):
   Net income (loss) before extraordinary items                                               $13,276             $ (6,905)
   Preferred stock dividend requirements                                                       (3,869)              (3,869)
                                                                                              -------             --------
   Net income (loss) before extraordinary items applicable to
      common stock for primary calculation                                                      9,407              (10,774)
   Extraordinary item                                                                          (6,985)              (7,420)
                                                                                              -------             --------
   Net income (loss) applicable to common stock for primary
      calculation                                                                               2,422              (18,194)
   Fully diluted adjustment - dividend requirements on
      8% Preferred Stock assumed to be converted                                                3,869                3,869
                                                                                              -------             --------
   Net income (loss) applicable to common stock for
      fully diluted calculation                                                               $ 6,291             $(14,325)
                                                                                              =======             ========

ADJUSTMENTS TO OUTSTANDING SHARES:
   Average number of shares of common stock<F1>                                                56,098               45,082
   Primary Adjustments
      Incremental shares associated with the assumed
          exercise of options and warrants<F2>                                                    757                1,143
                                                                                              -------             --------
   Total average number of common and common equivalent
      shares used for primary calculation                                                      56,855               46,225
                                                                                              =======             ========

   Average number of shares of common stock<F1>                                                56,098               45,082
   Fully Diluted Adjustments
      Incremental shares associated with the assumed
          exercise of options and warrants<F2>                                                    899                1,143
      Common shares assumed to be issued upon conversion
          of 8% Preferred Stock                                                                 9,545                9,544
                                                                                              -------             --------
   Total average number of common and common equivalent
      shares for fully diluted calculation                                                     66,542               55,769
                                                                                              =======             ========

PER SHARE AMOUNTS:
   Earnings (loss) before extraordinary item and special preferred dividend
      Average number of shares of Common Stock                                                $  0.17             $  (0.24)
      Primary                                                                                 $  0.17             $  (0.23)<F3>
      Fully diluted<F3>                                                                       $  0.20             $  (0.12)
   Net income (loss)
      Average number of shares of Common Stock                                                $  0.04             $  (0.40)
      Primary                                                                                 $  0.04             $  (0.39)<F3>
      Fully diluted<F3>                                                                       $  0.09             $  (0.26)

-------------
<F1>  Includes 6,798 shares for the three months ended September 30, 1997 and
      5,744 shares for the three months ended September 30, 1996, of Employee Preferred Stock which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

<F2>  Pursuant to an employee stock incentive plan (ESIP or the Plan), the
      Company is required to distribute additional shares of common stock and Employee Preferred Stock as a result of the distribution of additional shares following the effective date of the '95 Reorganization. The Company distributed 931,604 additional shares in July 1997 under this provision. Additionally, the ESIP provides that, beginning in 1997, employees may significantly increase their ownership, through grants or purchases, as set forth in the Plan. The earnings (loss) per share computations do not give any effect to the potential issuances of these shares.

<F3>  As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% Preferred Stock are antidilutive, these amounts are not presented in the accompanying condensed statements of consolidated operations.


